August 15, 1996

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  2000l

         Re:  CEL-SCI Corporation
          Amendment No. 2 to Registration Statement on Form S-1
              File No 333-90123
Gentlemen:

On behalf of CEL-SCI Corporation, enclosed herewith please find
Amendment No. 2 to the Registration Statement on Form S-1.
On behalf of CEL-SCI Corporation, we request that the effectiveness of the above-captioned Registration Statement be accelerated to August 19, 1996, or as soon as practical thereafter. Thank you for your time and cooperation in this matter.

Very truly yours,
HART & TRINEN
William T. Hart